UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

LIBERATOR MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-05663	87-0267292
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2979 SE Gran Park Way, Stuart, Florida 34997
(Address of Principal Executive Offices)

(772) 287-2414
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 22, 2007, Liberator Medical Holdings, Inc. (“we” or the “Company”) completed the acquisition of Liberator Medical Supply, Inc., a Florida corporation, located in Stuart, Florida (“Liberator Medical”). The acquisition was consummated pursuant to an agreement entered into as of June 18, 2007, whereby we agreed to merger our newly-created, wholly-owned subsidiary, Cardiff Merger, Inc., a Florida corporation, with and into Liberator Medical, with Liberator Medical’s being the surviving entity as our wholly-owned subsidiary. Under the terms of the merger agreement, we issued approximately 27,564,363 shares of our common stock to the stockholders of Liberator Medical. We also agreed to issue to the then current holders of Liberator Medical options and warrants exercisable to purchase shares of the Company’s common stock on terms and conditions equivalent to the existing terms and conditions of the respective Liberator Medical options and/or warrants. Also, we added Liberator Medical’s President and Chief Executive Officer, Mark A. Libratore, to our Board of Directors and appointed him our President and Chief Executive Officer. As a condition of the merger agreement, the Company’s former President, Rubin Rodriguez, returned 9,995,000 shares to the Company for cancellation and, at closing of the acquisition, the Company issued 357,000 shares for services and 2,354,000 shares in exchange for debt. Accordingly, upon completion of the acquisition the Company had approximately 30,519,862 shares of common stock issued and outstanding.

Business of Liberator Medical Supply, Inc.

Background

Liberator Medical was incorporated in the State of Florida in July 1999. It is a provider of direct-to-consumer durable medical supplies, primarily to seniors. About seventy-five percent of Liberator Medical’s revenue is derived from four product lines, diabetes, urological, ostomy, and mastectomy. Liberator Medical provides a simple and reliable way for its patients to obtain supplies. It communicates directly with its patients and their physicians regarding patients’ prescriptions and supply requirements on a regular basis and bills Medicare and third-party insurers on behalf of its patients. Liberator Medical markets its products directly to consumers, primarily through targeted media, direct-response television advertising and direct-response print advertising to patients throughout the United States. Its patient service representatives are specifically trained to communicate with patients, in particular seniors, helping them to follow their doctors’ orders and manage their chronic diseases. Liberator Medical’s operating platforms enable it to efficiently collect and process required documents from physicians and patients and bill and collect amounts due from Medicare, other third party payers and directly from patients.

Market

National healthcare spending will nearly double to $2.8 trillion by 2011, up from $1.42 trillion in 2001, according to the Centers for Medicare and Medicaid Services, (CMS). As the baby boomer population ages, the already flourishing medical supply industry will experience a 20-year explosion in growth. Between 1990 and 1999, while the US population grew 9 percent and inflation 26 percent, total annual healthcare spending increased 74 percent. Currently, more than 90 million Americans live with chronic diseases, including Alzheimer's disease, arthritis, cancer, cardiovascular disease, chronic obstructive lung disease, and diabetes.

Manufacturers of drugs, medical devices, and other medical equipment and supplies have combined annual revenues of $300 billion. Medicare and Medicaid have combined annual payments of $500 billion.

Liberator Medical is a quasi-medical distributor providing home health care services. The home health care market is a highly fragmented industry of about 12,000 companies with combined annual revenues of $35 billion. The average company has annual revenue of $3 million and 65 employees.

Liberator Medical has initially targeted Medicare-eligible seniors with chronic illness. First Research estimates the number of Americans over 65 will double from 34 million to 62 million between 2000 and 2025. Currently, 90 million Americans live with chronic diseases. The research firm Rand estimates the number of Americans with two or more chronic conditions will increase from 60 to 81 million between the years 2000 and 2020. Current out-of-pocket spending for Americans age 65 and over with two chronic conditions is approximately $750 per year. The number of Medicare beneficiaries is expected to nearly double to 77 million by 2030 from 40 million in 2000, according to the Centers for Medicare and Medicaid Services. Below is an analysis of Liberator Medical’s addressable market for targeted disease segments as well as a description of each opportunity.

Target Market	Diagnosed	Undiagnosed	Current Market Size
Respiratory	16 million	16 million	$3.5 billion
Diabetes	17 million	6 million	$91.8 billion
Mastectomy	3.2 million	N/A	$1.1 billion
Ostomy	600,000	N/A	$1.2 billion
Total	36.2 million	24 million	$97.6 billion

Source: Center for Disease Control 2005

Diabetes

Diabetes, the seventh leading cause of death among Americans, accounts for $98 billion in medical costs and lost productivity each year. In recent years, cases of type 2 ("adult onset") diabetes have been on the rise in the United States; it is now considered a national epidemic. Obesity is a major risk factor, as more than 80% of people with type 2 diabetes are overweight. Almost 17 million Americans are estimated to have diabetes, 7 million of who are people ages 65 or older. There are 2,200 new cases diagnosed in the US every day, and more than 193,000 people died of diabetes in 1996. Mark Libratore, President of the Company and Liberator Medical, and the rest of the Liberator Medical management team have pioneered direct marketing to diabetics. Liberator Medical has launched an aggressive campaign to build up this sector of Liberator Medical’s business, which is expected to become Liberator Medical’s division.

Mastectomy Supplies

Mastectomy supplies typically generate substantial revenues and high gross margins for home health care providers. Mastectomy products include items such as the prosthesis and special bras, sleep and swimwear. There are approximately 3.2 million breast cancer patients nationwide. Approximately 140,000 total mastectomies and 1 million partial mastectomies are performed each year. The estimated 2 million total mastectomy patients will generate potential annual revenue of $1.06 billion in prostheses and bras alone, both covered by Medicare. In addition, Medicare covers prostheses for partial mastectomy patients. There is little price resistance due to Medicare coverage and strong demand. Liberty Medical believes that other than its mastectomy marketing program, there has been no national effort to supply these prostheses. Because Liberator Medical has reduced the cost of mastectomy goods to below 30%, sales of these items are very profitable, and sales reoccur every six months. There are two primary manufacturers of these products with limited national access. Liberator Medical has established representation with both companies. Liberator Medical’s mastectomy customer base includes over 30,000 customers.

Regular screening mammographies and self-examinations will result in increased early detection and treatment. With improved diagnostic and treatment technologies, survival rates are increasing, resulting in a rising number of post-mastectomy consumers for longer repeat purchase periods. Recent advertisements running in March 2006 have resulted in hundreds of new mastectomy respondents and should result in a substantial increase in sales during the next several months.

Ostomy Products

There are approximately 642,000 ostomy patients. An ostomy is a surgically created opening in the body, which allows body fluids or excrement to escape into a collection device. Approximately 125,000 new ostomy procedures are performed each year. This is a $1.2 billion market for existing ostomy customers and an additional $250 million market for new patients each year. The products are disposable and are reimbursed by Medicare. Liberator Medical believes that until recently, high product costs and poor Medicare reimbursement discouraged distributors from accepting Medicare for these items. Liberator Medical has managed to negotiate price reductions for these products, providing what it believes is a competitive advantage in this market. Liberator Medical’s educated staff and its billing service that accepts assignment through Medicare and insurance provide Liberator Medical with competitive advantages.

Power Mobility Sales

As our population ages, our ability to walk and get around can be diminished, creating increased demand for power mobility equipment, such as power wheelchairs and scooters. Liberator Medical partnered with Invacare, one of the nation’s largest manufacturers of this equipment, and demonstrated that direct advertising can significantly increase sales of these devices on a local level. There are several companies that have succeeded in national sales efforts as well. Liberator Medical has created a direct marketing TV advertisement in co-operation with Invacare and has attracted a large number of customer inquiries; it has sold over 200 scooters and power wheelchairs. As Medicare redefines the new operating parameters for mobility, Liberator Medical expects to begin a renewed advertising effort in mobility products to increase that division’s revenue.

Retail Sales Store and Internet Sales

Customers can visit Liberator Medical’s retail store located in Martin County, Florida. The store enjoys high exposure since it is located on a major regional highway. Martin County is the second fastest growing county in Florida and Liberator Medical's sales have tripled in this region over the past two years. In addition to being a profitable business, the retail store offers a testing ground for selling new products. Management envisions numerous additional sites to capitalize on Liberator Medical’s national advertising campaigns.

In addition, Liberator Medical has created an ecommerce website (www.liberatormedical.com) which carries the same products offered through its mail order business. Internet sales currently make up less than 1% of revenue, but Liberator Medical anticipates this number to rise as it brings its direct response marketing expertise to a rapidly growing U.S. ecommerce market. Liberator Medical’s ecommerce initiative encompasses a dynamic web site configured to provide a comprehensive shopping experience for both professionals and customers. The web site has been designed utilizing the latest in technology in web software and high-end graphics providing pictures and descriptions of all items available for sale. Other future enhancements will include user-friendly insurance claim forms that load quickly and can be printed or electronically submitted for reimbursement in real time. Professionals will be able to either make purchases at a wholesale level or refer clients to make their own purchases. Medicare will be billed upon request; however, it is expected that the telemarketers will have to contact customers to verify coverage and obtain all necessary information. Contacts made through the Internet will result in long-term relationships, and Liberator Medical will offer "auto-ship" on frequently-consumed items. Liberator Medical will also use telemarketing to reach out to its customers and generate repeat sales within each market segment.

Liberator Medical will use traditional advertising (print, radio, direct mail, and outside sales) to promote the site as well as television advertisement. In addition to direct e-mail, "linking" and "cross-linking" proliferation of the site will occur through the use of multiple pages for each department that have their own unique “meta tags.” This will help the robot search engines not only find the sites, but also display individual types of equipment leading the user directly to our commerce site. The logic used in the site will guide the customer to accessories and "up-sells" that will help to maximize sales per site visitor.

Sales and Marketing

Liberator Medical focuses on making the buying process easy and convenient. Customers can purchase by phone, mail, or over the Internet; they can also choose to have repeat supplies shipped automatically. This produces an annuity-like income with a high return on advertising dollars.

Liberator Medical’s growth will depend upon the success of its advertising campaigns. Liberator Medical believes that it has perfected a method of capturing initial and recurring sales through use of local, regional and national ad placement and maximizing the “drag” of each ad. Advertisements and placement drive customer leads. Sales reps handle inbound calls to establish initial contact, qualify the consumer, identify the need and close the sale. Aggressive contact management efforts, outbound mailings and outbound phone calls by sales reps on active leads and established customers results in re-orders, cross selling opportunities and higher conversion rates than traditional mail-order businesses.
With an average customer life of ten years, this strategy should provide predictable, recurring income. The management of Liberator Medical is constantly evaluating and testing new products for direct marketing to various disease state customers. As these new and innovative products come to market, Liberator Medical anticipates being positioned to bring them to the public quickly with the right marketing, intake, processing, and third party billing mechanisms.

Pharmacy Opportunities

As the customer base continues to grow for Liberator Medical, there is an increasing potential for substantial sales upon entering into the pharmaceutical business. Diabetic consumers purchase an average of over $3500 annually in medications and with a base of over 60,000 customers overall, the potential revenue stream is well in excess of $150M. Liberator Medical is considering starting a mail-order pharmacy, but has not determined to proceed with this business.

Suppliers

Liberator Medical distributes products from over 200 manufacturers, including all of the largest US suppliers. In addition, Liberator Medical has been able to negotiate large discounts, indicating manufacturer confidence in Liberator Medical’s ability to obtain higher volumes.

Products

Liberator Medical has sourced products from FDA approved manufacturers in China. Some of these products have been privately labeled for Liberator Medical, including a potential market leading nebulizer, which comes standard with battery power, dc power (car or boat, etc.), and standard 110v power. Liberator Medical is seeking other products with optimal features and advantages in today’s marketplace.

Competitive Analysis

Diabetes

In diabetes products, Liberty Medical (PLMD NASDAQ), a company started by Mark Libratore, is the industry leader with more than $425 million plus in sales. Liberty is well known for its TV ads featuring Actor Wilford Brimely. In addition to its organic growth, Liberty has been purchasing many small and medium size competitors in primarily asset only purchases.

After Liberty, two other companies have grown quite large in diabetes, Chronic Care Solutions (CCS), that was a portfolio company of KRG Capital Partners, Denver, Co. and MP Total Care which was a portfolio company of Charter House Group, NY, with an estimated combined sales of over $150M. Both companies were acquired by Warberg Pincus. Another large diabetic supply company is National Diabetes Pharmacies, which has recently been acquired by Liberty Medical Supply, Inc.

National Diabetic Pharmacies, which started as a direct-to-consumer diabetic supplier, has annual sales of approximately $100 million.

Mastectomy

Competition in this area is limited, mostly to small specialty shops. Most small boutiques require the customer to walk in and discuss this sensitive matter with a stranger. For many, this may be inconvenient, or an unacceptable option. Instead, our telemarketing approach provides the level of privacy many customers need and want. We have combined many of the most prominent mastectomy manufacturers’ products into one catalog designed to help the mastectomy consumer choose from a wide range of products to get the right fit and meet their fashion requirement.

Ostomy

Currently there are only two major national companies in ostomy, Edgepark and United Ostomy. Although there are many small companies as well, this division of Liberator Medical has shown significant growth in the past, primarily due to Liberator Medical’s accepting Medicare in instances where other companies have refused assignment. Liberator Medical also provides personal service which it believes promotes customer loyalty.

Urological

We have successfully entered the urological products market specializing in meeting the unique needs of individuals with various bladder conditions. Although in its early stages, we are enthusiastic about the results to date and will be expanding our marketing efforts in this area greatly.

Retail Stores

The medical supply industry has not changed much over the last ten years. Mainly a “mom and pop” industry, large corporations have not yet emerged. Customer service has not been added to the product mix as competitor retail facilities are understaffed and under trained. Liberator Medical provides dedicated resources, which open the door to Liberator Medical to offer personalized service and quality control to the customer. In the area of retail sales, Liberator Medical’s main location is in a high visibility, high traffic, and high growth area.

Internet Sales Competition

Moderate competition exists on the Internet. There are many small companies offering medical supplies on the Internet; however, they do not display the product in full detail nor do they provide for Medicare or Insurance Billing. In some cases, these sites merely showcase the products, but do not offer on-line product ordering requiring the consumer to either fax in an order form or visit their shop. Liberator plans on utilizing state of the art web-tools and services along with National advertising to successfully brand its name and subsequently capture e-commerce sales.

Having examined many of these competitors’ sites, management is convinced that Liberator Medical’s web site will be easier to navigate, offer a more comprehensive inventory and perform better in every aspect.

Litigation

We are not presently subject to any material pending legal proceedings and, to the best of our knowledge, no such actions against us or Liberator Medical are contemplated or threatened.

Technology Systems

Because customer service and billing Medicare are a major focus of its business, Liberator Medical has completed and installed one of the industry’s most popular, fully HIPPA compliant, and user-friendly billing systems. In addition to auto-billing all four Medicare Regional Part B regional centers, it also generates billing to over 5000 insurance companies, nationwide. Medicare reimbursement and code requirements are kept current and posting of accounts receivable is done automatically from information downloaded from Medicare. Liberator Medical has written customized software integrated with the Network version of Goldmine to handle contact management, generate customized forms and mailings, and facilitate rapid intake of new customers following a carefully conceived intake protocol which captures and preserves essential customer data.

For communications, Liberator Medical utilizes the 3Comm NBX 100 digital telephone system, which is capable of handling hundreds of phones and is easily operated in a Windows-friendly user interface. This system has the capacity to interface with our contact management systems and provide pop-up screens, and various other vital information management uses.

In March, 2005, Liberator Medical acquired three state-of-the-art high performance Dell PowerEdge 2850 hyper-threading Xeon dual-processor servers, redundant power supplies and 1 TB storage capacity) and for back-up a Dell Poweredge tape back up with 5 TB compressed capacity. For power-back up, Liberator Medical has an APC 4kba battery back up (8 hours) for our main servers, and for our 5 other servers, we have three APC 1400’s (1 hour each). Liberator Medical uses various Microsoft operating systems (NT 4.0, NT 4.0 Server, Win 2000, Win XP Professional, Windows Server 200.) and various third-party licensed Microsoft Windows-friendly applications including Fastrack for customer ordering and electronic order submissions, Goldmine for pre-customer sales lead and customer CRM, Medforce Scan for digital document imaging, SQL Server 2000 for database management, UPS Worldship 7.0+ for shipment processing and tracking and Microsoft Visual Basic for special-purpose application-specific applications.

Liberator Medical subcontracts the hosting and maintenance of the www.liberatormedical.com web site to VGM Forbin located in Waterloo, Iowa. Credit card information is processed using industry-standard secure 128-bit SSL (secure-sockets-layer) web sessions and credit card information is never stored in the associated Liberator SQL backend database to reduce liability risks.

Management

Upon completion of the Liberator Medical acquisition, our President, Rubin Rodriguez, submitted his resignation as an officer, and will resign as a director upon the Company’s compliance with SEC Rule 14f-1. In accordance with the provisions of the acquisition agreement, the Company appointed Mr. Libratore President and Chief Executive Officer and elected him a director. The following persons currently serve as directors and executive officers.

Name	Age	Position(s) with the Company
Mark Libratore	56	President, Chief Executive Officer, Director
Robert Davis	61	Chief Financial Officer
Rubin Rodriguez	46	Director

The business experience of each of the persons listed above during the past five years is as follows:

Mark Libratore. In 1990, Mr. Libratore founded Liberty Medical Supply, Inc., which has become the nation’s largest direct-to-consumer diabetic supplier. Mr. Libratore sold this business to PolyMedica Corporation (PLMD) in August 1996 and remained President of Liberty Medical and Vice President of PolyMedica until February 1999. Mr. Libratore founded Liberator Medical Supply, Inc., in 1999.

Robert Davis. Robert Davis, has a Masters degree in Accounting, University of Houston, and holds a CPA certificate from the State of Texas. Bob has held numerous financial executive-level positions as Comptroller and Vice President of Finance for companies such as controller for a Manufacturer of Jet Engine parts, TurboCombustor Corp., Data Development Inc., and Caribbean Computer Corp., and served as CFO and Manager of Financial Planning for Liberty Medical Supply, Inc. from 1995 to 1999. He has been the controller and Chief Financial Officer of Liberator Medical Supply, Inc., since its organization.

Rubin Rodriguez. Mr. Rodriguez has been in the broadcast media industry for the past 20 years. During this period of time he has served as general manager for several radio and television stations. As co-owner of R&D Media Group, Inc. he negotiated the acquisition of, and oversaw the development of five television stations. He is currently the founder and owner of Ninth Island Broadcasting, Inc., a company engaged in the development of broadcast properties.

Facilities

Liberator Medical rents 25,000 square feet of space at its headquarters in Stuart, Florida, at a monthly rental of $25,000. Our lease expires on July 31, 2012. Of that space, approximately 12,000 square feet house our call center, administrative offices and warehouse and shipping. This facility should be large enough until we reach over $40 million in sales. Liberator Medical also rents an additional 7,000 square feet of space in Stuart, of which 4,000 square feet are used for its retail sales facility and the balance for storage.

Liberator Medical has also made arrangements for several of the nation’s largest medical distributors to drop ship thousands of different kinds of products anywhere in the US for modest handling charges.

Employees

The Company has no full time employees except Mr. Libratore and the Company’s Chief Financial Officer, Robert Davis. Liberator Medical has thirty-five full-time employees. Liberator Medical’s employees are not members of any union, nor have they entered into any collective bargaining agreements. It is believed that Liberator Medical’s relationship with its employees is good.

Risk Factors

You should carefully consider the risks and uncertainties described below and other information in this report. If any of the following risks or uncertainties actually occur, our business, financial condition and operating results, would likely suffer. Additional risks and uncertainties, including those not yet identified or that we currently believe are immaterial, may also adversely affect our business, financial condition or operating results.

Risks Relating to Our Business as a Result of the Liberator Medical Acquisition

•  We have incurred significant net losses every year since our inception, including net losses of $2,198,991 for the year ended December 31, 2006, and $1,097,467 for the year ended December 31, 2005. As of December 31, 2006, we had an accumulated deficit of $6,816,549. To achieve profitability, we will need to generate and sustain substantially higher revenues than we have to date while achieving reasonable cost and expense levels. We may not be able to generate enough revenue to achieve profitability. Even if we become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.

•  The Company has aggressive marketing plans that require the Company to spend substantial sums. The Company will need additional capital to continue Liberator Medical’s business plan. In addition, the Company may not accurately predict the amount of capital it requires to operate its existing and future business, which requirement may exceed the Company’s estimates. The failure by the Company to secure additional financing may have a material adverse effect on the Company’s ability to continue, and will adversely affect its ability to grow.

•  Our future operating results remain difficult to predict. We continue to face many risks and uncertainties which could affect our operating results, including, without limitation, those described below.

•  We could experience significantly reduced profits if Medicare changes, delays or denies reimbursement or directs Medicare consumers to other companies through the process of competitive bidding, governmental contracts or any kind of nationwide managed care or governmental program.

•  Sales of a significant portion of our products depend on the continued availability of reimbursement of our customers by government and private insurance plans. Any reduction in Medicare reimbursement currently available for our products would reduce our revenues. Without a corresponding reduction in the cost of such products, the result would be a reduction in our overall profit margin. Similarly, any increase in the cost of such products would reduce our overall profit margin unless there was a corresponding increase in Medicare reimbursement. Our profits could also be affected by the imposition of more stringent regulatory requirements for Medicare reimbursement. The regulations that govern Medicare reimbursement are complex and our compliance with these regulations may be reviewed by federal agencies, including the Department of Health and Human Services, the Department of Justice, and the Food and Drug Administration. These agencies conduct audits and periodic investigations of most companies billing Medicare. Negative findings or results of audits are subject to appeals and judicial review and are often overturned at various levels. There is always the possibility that the Company could be the subject of any audit or investigation as it performs a substantial amount of Medicare billing each year. The Company is regularly audited by all four regional Medicare carriers and has on some occasions had to reimburse claims previously paid. This type of reimbursement is common to all Medicare participants. Medicare audits or investigations could possibly lead to recoupment of monies paid to the Company, fines, off-sets on future payments and even loss of Medicare billing privileges. Since its inception, the Company has had no fines or penalties but the Company has been audited by all four regional Medicare carriers and from time-to-time been asked to repay amounts on claims previously paid for various reasons such as billing errors, lack of medical records in physician offices, insufficient patient diagnoses, returns, patient’s having similar equipment, patient not seen by physician recently enough, and lack of adequate medical necessity. Although the Company has set aside reserves for these repayments, demands for repayment could exceed Company reserves and the Company could be unable to pay them, which would adversely affect the Company.

•  From inception we have achieved staff and other operating levels intended for a business with greater revenues than we have achieved. We have built out and occupy one-half of the 25,000 square feet of leased premises in Stuart, Florida, to accommodate our growth. We cannot be sure that our existing staffing levels will be sufficient if we expand as rapidly as we believe possible. Any expansion will create significant demands on our administrative, operational and financial personnel and other resources. Additional expansion in existing or new markets could strain these resources and increase our need for capital. Our personnel, systems, procedures, controls and existing space may not be adequate to support further expansion.

•  Our ability to operate at a profit is highly dependent on recurring orders from customers, as to which there is no assurance. We generally incur losses and negative cash flow with respect to the first order from a new customer for chronic care products and respiratory products due primarily to the marketing and regulatory compliance costs associated with initial customer qualification. Accordingly, the profitability of these product lines depends, in large part, on recurring and sustained reorders. Reorder rates are inherently uncertain due to several factors, many of which are outside our control, including changing customer preferences, competitive price pressures, and customer transition to extended care facilities, customer mortality and general economic conditions.

•  We may not be able to market our new diabetes products or otherwise to operate our diabetes supply business segment at a profit because of marketing costs, competition, or other reasons not now foreseen.

•  We could be liable for harm caused by products that we sell. The sale of medical products entails the risk that users will make product liability claims. A product liability claim could be expensive. While management believes that our insurance provides adequate coverage, no assurance can be made that adequate coverage will exist for these claims.

•  We could lose customers and revenues to new or existing competitors who have greater financial or operating resources.

•  Competition from other sellers of products sold by us is intense and expected to increase. Many of our competitors and potential competitors are large companies with well-known names and substantial resources. These companies may develop products and services that are more effective or less expensive than any that we are developing or selling. They may also promote and market these products more successfully than we promote and market our products.

•  If we or our suppliers do not comply with applicable government regulations, we may be prohibited from selling our products.

•  Many of the products that we sell are regulated by the FDA and other regulatory agencies. If any of these agencies mandate a suspension of production or sales of our products or mandate a recall, we may lose sales and incur expenses until we are in compliance with the regulations or change to another acceptable supplier.

•  We have experienced fluctuations in our quarterly operating results and anticipate that such fluctuations could continue. Results may vary significantly depending on a number of factors, including:

-	changes in reimbursement guidelines and amounts;
-	changes in regulations affecting the healthcare industry;

-	changes in the mix or cost of our products;
-	the timing of customer orders;
-	the timing and cost of our advertising campaigns; and
-	the timing of the introduction or acceptance of new products and services offered by us or our competitors.

•  We may make acquisitions that will strain our financial and operational resources.

•  We regularly review potential acquisitions of businesses and products. Acquisitions involve a number of risks that might adversely affect our financial and operational resources, including:

-	diversion of the attention of senior management from important business matters;
-	amortization of substantial intangible assets;
-	difficulty in retaining key personnel of an acquired business;
-	failure to assimilate operations of an acquired business;
-	failure to retain the customers of an acquired business;
-	possible operating losses and expenses of an acquired business;
-	exposure to legal claims for activities of an acquired business prior to acquisition; and
-	incurrence of debt and related interest expense.

•  The success of the Company will largely be dependent on Mark Libratore, Liberator Medical’s founder and our President and Chief Executive Officer, who is responsible for the day-to-day management of the business. Loss of Mr. Libratore’s services, either through retirement, incapacity or death, may have a material adverse effect on the Company.

•  The Company is controlled by Mark Libratore, who owns a majority of its stock. As the principal shareholder of 53.57% of the Company’s common stock, Mr. Libratore is in a position to control and elect the directors of the Company and to control the business and affairs of the Company.

•  Mark Libratore, Liberator Medical’s founder, sole officer and director, has made loans to the Company on terms which are not arm’s-length. See “Certain Relationships and Related Transactions.”

Risks Relating to Ownership of Our Common Stock

We cannot assure you that there will be an active trading market for our common stock and it could be difficult for holders of our common stock to liquidate their shares.

Even though we expect our common stock to continue to be quoted on the OTC Bulletin Board, it has not traded for many years. We cannot predict the extent to which a trading market will develop or how liquid that market might become. Also, most shares outstanding after the acquisition of Liberator Medical, including those issued pursuant to the acquisition, are deemed "restricted securities" within the meaning of Rule 144 promulgated by the SEC and will therefore be subject to certain limitations on the ability of holders to resell such shares. Because only a small percentage of our outstanding shares are freely tradeable in the public market, the price of our shares could be volatile and liquidation of a person's holdings may be difficult. Thus, holders of our common stock may be required to retain their shares for a long period of time.

We do not anticipate paying dividends in the foreseeable future, which could make our stock less attractive to potential investors.

We anticipate that we will retain any future earnings and other cash resources for future operation and development of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

Future sales or the potential for sale of a substantial number of shares of our common stock could cause our market value to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities. In addition to the approximately 30,500,000 shares of our common stock issued and outstanding, there are approximately another 169,500,000 shares of authorized but unissued common stock that may be issued in the future.

Trading in our shares is subject to certain "penny stock” regulation, which could have a negative effect on the price of our shares in the public trading market.

Public trading of our common stock on the OTCBB is subject to certain provisions, commonly referred to as the penny stock rules, promulgated under the Securities Exchange Act of 1934. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These require a broker dealer to:

-	make a special suitability determination for purchasers of penny stocks;
-	receive the purchaser’s written consent to the transaction prior to the purchase; and
-	deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, many prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

Management’s Discussion and Analysis or Plan of Operation

The following information relates to the operations of Liberator Medical and should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Current Report on Form 8-K.

Results of Operations

The following information is provided for Liberator Medical for the year ended December 31, 2006, compared to the year ended December 31, 2005, and the three months ended March 31, 2007, compared to the three months ended March 31, 2006.

For the year ended December 31, 2006, Liberator Medical realized total revenues of $2,841,529 compared to revenues of $2,676,372 for the year ended December 31, 2005. Total expenses for 2006 were $3,604,605 compared to $2,491,776 in 2005. This 45% increase in expenses is primarily attributable to increased payroll and rental costs associated with the implementation of Liberator Medical’s marketing strategy, duplicate rent while building out and furnishing the new facility it currently occupies and substantial increases in interest expense, professional fees and other expenses associated with Liberator Medical’s preparations to combine with a public company. Our net loss for 2006 was $2,198,991 compared to a net loss of $1,097,467 in 2005 as a consequence of our increased staffing, rental expenses, professional fees and costs associated with becoming part of a publicly-traded company.

For the three months ended March 31, 2007 and 2006, Liberator Medical realized total revenues of $657,877 and $649,274, respectively. Liberator Medical had total expenses for the three months ended March 31, 2007, of $890,578 compared to total expenses of $773,171 for the same three month period ended March 31, 2006. This 15% increase in expenses was primarily attributed to increases in interest expense, marketing expenses, payroll, professional fees and other costs associated with becoming part of a public company.

Management believes that we will continue to operate at a net loss until such time as we can substantially increase our advertising and promotional budget and generate substantial additional sales, as Liberator Medical’s business depends substantially on advertising to achieve profitability.

Liquidity and Capital Resources

At December 31, 2006, Liberator Medical had total assets of $2,082,664 compared to total assets of $1,893,812 at December 31, 2005. Cash decreased from $219,272 at December 31, 2005, to $124,309 at December 31, 2006, while inventory remained substantially unchanged. Liberator Medical’s property and equipment increased from $287,141 at December 31, 2005, to $599,802 at December 31, 2006, as Liberator Medical expanded its business, primarily due to leasehold improvements in the new facility and furniture and fixtures.

At December 31, 2006, Liberator Medical had total current liabilities of $2,095,270 compared to total current liabilities of $431,046 at December 31, 2005, substantially as a consequence of short term convertible debt (approximately $1,200,000 which converted to equity upon completion of the Company’s acquisition of Liberator Medical), an increase in accounts payable, and an increase in notes payable incurred to finance Liberator Medical’s operations.

Outlook

The Company believes that its Liberator Medical subsidiary has sufficient cash resources to continue its operations for three months, assuming Liberator Medical’s costs and expenses remain substantially unchanged for the balance of 2007. However, the Company will continue to sustain losses from its Liberator Medical subsidiary unless and until Liberator Medical is able to substantially increase its revenues through the funding and implementation of a substantial advertising and promotion program. The Company expects that it will require $2,500,000 in additional capital to implement that program, and accordingly will be required to seek additional capital on an equity or debt basis in 2007 and in all or part of 2008 to achieve profitability. There can be no assurance that the Company will be able to obtain sufficient capital for its Liberator Medical subsidiary to become profitable or that, even if Liberator Medical is successful in raising additional capital, the Company will be able to become profitable through an increase in its marketing programs and expenses.

Security Ownership of Certain Beneficial Owners and Management

Following the closing of the Liberator Medical acquisition and issuance of shares related thereto, the holdings of (i) each beneficial owner of more than 5% of our common stock, (ii) each director and executive officer, and (iii) all of directors and executive officers as a group, are set forth in the following table. The address of each person listed below, unless otherwise indicated, is c/o 2979 SE Gran Park Way, Stuart, Florida 34997.

Unless otherwise indicated in the table footnotes, shares are owned of record and beneficially by the named person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after the effective time of the merger. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address	Number of Shares	Percent (1)
5% Beneficial Owners:
Shaihesh C. Zaveri	1,543,604	5.06%
and Mayuri S. Zaveri
6559 N. Country Club Rd.
Mattoon, IL 61938

Directors and Executive Officers:
Mark A. Libratore (3)(4)	16,350,000	53.57%
2979 SE Gran Park Way
Stuart, FL 34997

Rubin Rodriguez (2) (3)	5,000	-----
4766 Holladay Blvd
Holladay, Utah 84117

Robert Davis(2)(4)	100,000	-----
2979 SE Gran Park Way
Stuart, FL 34997

All directors and executive	16,455,000	53.92%
Officers as a group (3 persons)
______________
(1)
Percentage ownership is based on 30,519,862 shares outstanding after the acquisition of Liberator Medical. Percentage is calculated for each individual listed based upon their beneficial ownership of shares.

(2)	Less than one percent (1%).
(3)	Director.
(4)	Officer.

Compensation of the Board

Directors who are also employees do not receive additional compensation for serving on the board or any of its committees. Non-employee directors, for their services as directors, will be paid a fee to be determined in the future by the board. All directors are reimbursed for their reasonable expenses incurred in attending board meetings. Otherwise, presently no additional compensation is paid to directors for serving as members of committees.

Executive Compensation

Prior to the acquisition of Liberator Medical, we did not have a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors. We have not paid any salaries or other compensation to our officers, directors or employees for the years ended December 31, 2006 and 2005.

Compensation Pursuant to Plans. There was no formal compensation plan in effect for the past five fiscal years and there is no formal compensation plan currently in effect.

Stock Option and Stock Appreciation Right Plans. There was no formal option or stock plan in effect for the past five years and there is none in effect at this time.

Incentive Stock Option Plan. The Company has not yet adopted the stock option plan. The Company does, however, intend to adopt an incentive stock option plan in 2007.

Other Compensation. During the Company's fiscal year ended September 30, 2006, the Company did not pay other compensation to its executive officers, individually or as a group, in amounts required to be set forth herein.

Compensation of Directors. The Directors of the Company are not compensated for their services as Directors.

We anticipate that during the third quarter of 2007, we will enter into employment agreements with certain executives and key employees. The board of directors will establish the terms and conditions of these agreements.

Certain Relationships and Related Transactions

Mark Libratore, the President and Chief Executive Officer of both the Company and Liberator Medical, has loans outstanding to Liberator Medical in the amount of $1,716,164, including accrued interest of $51,515 at December 31, 2006. These notes bear interest at an annual rate of eight percent (8%) and, pursuant to the Company’s acquisition of Liberator Medical, have been assumed by the Company. Mr. Libratore has committed not to call any of his notes payable in the near future. The Company’s obligations to Mr. Libratore are payable on demand and are not collateralized.

Description of Securities

Our total capitalization consists of 200,000,000 shares of common stock, par value $0.001 per share. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

Market Price of and Dividends on Our Common Equity
and Other Stockholder Matters

The Company's common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol LBMH.OB (previously CDFO). On June 18, 2007, the Company had approximately 1,452 shareholders of record. The Company has been unable to obtain any historical information with respect to trading in its common stock or market makers.

The Company has not declared any cash dividends on its Common Stock in the last thirty years and its Board of Directors has no present intention of declaring any dividends. For the foreseeable future, the Company intends to retain all earnings, if any, for use in the development and expansion of its business.

The Company's shares are subject to section 15(g) and rule 15g-9 of the Securities and Exchange Act, commonly referred to as the "penny stock" rule.

The rule defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rule provides that any equity security is considered to be a penny stock unless that security is; registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation from the NASDAQ stock market; issued by a registered investment company; excluded from the definition on the basis of price at least $5.00 per share or the issuer's net tangible assets. The Company's shares are deemed to be penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse, and certain institutional investors.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for the transaction involving a penny stock, other rules apply. Consequently, these rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock and may affect the ability of shareholders to sell their shares.

Recent Sales of Unregistered Securities

On June 21, 2007, the then directors of our Company authorized the issuance of 2,713,950 shares of common stock in exchange for $181,816 of Company indebtedness to five persons in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Act”). In consideration of the acquisition of Liberator Medical on June 22, 2007, as of the date of this Current Report we have issued 25,029,940 shares of common stock to holders of Liberator Medical common stock and convertible debt. These shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Act and in reliance upon Regulation D, Rule 506, promulgated under that Act. In September 2005 the Company issued 10,000,000 shares of common stock to Rubin Rodriguez in exchange for $30,000 of debt in reliance upon Section 4(2) of the Act.

Indemnification of Directors and Officers

As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.

The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was:

-	a director, officer, employee or agent of the corporation; or
-	is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 5.01 Changes in Control of Registrant

On June 22, 2007, there was a change in the effective control of our Company. On that date, pursuant to the Company’s Agreement and Plan of Merger dated as of June 18, 2007, among the Company, the Company’s then subsidiary, Cardiff Merger, Inc., a Florida corporation, and Liberator Medical, the Company acquired all of the issued and outstanding shares of Liberator Medical for approximately 27,564,363 shares of the Company’s common stock. Of those shares, 16,350,000 shares have been issued to Mark Libratore, President and Chief Executive Officer of both Liberator Medical and, now, the Company, and consequently Mr. Libratore owns 53.57% of the issued and outstanding shares of our common stock. Further as a condition of our acquisition of Liberator Medical, we appointed Mr. Libratore a director and the President and Chief Executive Officer of our Company, and our then president, Rubin Rodriguez, resigned as an officer of our Company. Mr. Rodriguez has agreed to resign as a director of our Company upon our compliance with SEC Rule 14f-1.

Item 5.06 Change in Shell Company Status

On June 18, 2007, our Board of Directors unanimously approved the Agreement and Plan of Merger, which was executed effective as of June 18, 2007. Our acquisition of Liberator Medical was accomplished through the merger of our wholly-owned subsidiary, Cardiff Merger, Inc., a Florida corporation, with and into Liberator Medical, with Liberator Medical’s being the survivor of the merger. Under the agreement, approximately 27,564,363 shares were issuable to Liberator Medical’s shareholders, including holders of indebtedness of Liberator Medical convertible into shares of common stock upon completion of the transaction. The parties also agreed that Rubin Rodriguez, who owned 10,000,000 shares of the Company’s common stock prior to the completion of the acquisition, would return 9,995,000 shares of common stock to the Company for cancellation. Upon completion of the merger and the issuance of shares of the Company’s common stock to all persons entitled to them, the Company will have approximately 30,519,862 shares issued and outstanding, of which 90.32% will be held by the former shareholders of Liberator Medical. The Agreement and Plan of Merger also contains customary representations, warranties and covenants of the parties.

The Agreement and Plan of Merger provides that the merger will be consummated by filing Articles of Merger with the Florida Department of State. The transaction was finalized on June 22, 2007, at which time Articles of Merger were filed with the Florida Department of State.

As a result of the transaction, all shares of Liberator Medical capital stock are owned beneficially and of record by the Company. All persons who were stockholders of Liberator Medical immediately prior to the closing ceased to have any rights with respect to such stock, except the right to receive shares of the Company’s common stock as described above.
All costs and expenses in connection with the acquisition of Liberator Medical will be paid by the party incurring these costs and expenses. The Company estimates that the total costs and expenses that it will pay in connection with the transaction will be approximately $25,000, which consists of professional fees, printing and mailing costs, filing fees and other miscellaneous expenses. Liberator Medical will pay all costs and expenses that it incurred in connection with the transaction.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Liberator Medical and Exhibits See Exhibit 99.1

(b)	Pro Forma Financial Information See Exhibit 99.2

(c)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by, between and among Liberator Medical Supply, Inc., Cardiff Communications, Inc., and Cardiff Merger, Inc. (1)

21.1	Subsidiaries

99.1	Audited financial statements for the years ended December 31, 2006 and 2005, and unaudited statements for the interim periods ended March 31, 2006 and 2007

99.2	Unaudited pro forma combined financial statements of Liberator Medical Holdings, Inc., and Liberator Medical Supply, Inc. for the interim period ended March 31, 2007 and 2006

__________________

(1)	Previously filed in Current Report on Form 8-K filed on June 25, 2007.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2007	By:	/s/ Mark A. Libratore
Mark A. Libratore, President